EXHIBIT 23.11


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated March 4, 1997 (except for Note 11.a. and e. for which the date is March 19, 1997) for Iron Mountain Incorporated included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into the Company's previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Arthur Andersen LLP

Boston, Massachusetts
December 2, 1997